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                                  EXHIBIT 1

                           ARTICLES OF INCORPORATION
                                       OF
                        FRIEDE GOLDMAN MISSISSIPPI, INC.


         The undersigned, pursuant to Section 79-4-2.02 of the Mississippi Code of 1972, hereby executes the following document and sets forth:

         FIRST:  The name of the corporation is:

                        Friede Goldman Mississippi, Inc.

         SECOND: The address of the corporation's registered office in the State of Mississippi is 525 East Capitol Street, Suite 402, Jackson, Mississippi 39201. The name of the registered agent of the corporation at such address is James A. Lowe, III.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of Mississippi.

         FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 130,000,000, of which 5,000,000 shares shall be Preferred Stock, par value $0.01 per share, and 125,000,000 shares shall be Common Stock, par value $0.01 per share.

        A. PREFERRED STOCK. (1) Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called the "Directors' Resolution"). The Directors' Resolution as to any series shall (a) establish the number of shares constituting, and the distinctive designation of, that series, (b) fix the dividend rate, if any, of the shares of such series, the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (d) state the price or prices or rate or rates, and adjustments, if any, at which, the time or times and the terms and conditions upon which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder or holders of shares of such series or upon the occurrence of a specified event, and state whether such shares may be redeemed for cash, property or rights, including securities of the Corporation or another entity; and such Directors= Resolution may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, provided that each share shall not have more than one vote per share, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distribution of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such

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        series may be made convertible  into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other class or classes or of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Article FOURTH and to the full extent now or hereafter permitted by the laws of the State of Mississippi.

        (2) Except as by law expressly provided, or except as may be provided in any Directors' Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders of the Corporation.

        (3) Preferred Stock that is redeemed, purchased or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors' Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

        B. COMMON STOCK. All shares of the Common Stock of the Corporation shall be identical and except as otherwise required by law or as otherwise provided in the Directors' Resolution or Resolutions, if any, adopted by the Board of Directors with respect to any series of Preferred Stock, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

         FIFTH: The business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The number of directors constituting the Board of Directors shall be fixed by the Board of Directors, but shall not be less than three or more than 15. The Board of Directors may increase or decrease the exact number of directors from time to time subject to Miss. Code Ann.
Section 79-4-8.03(b) which limits any change to 30% of the number of directors last approved by the Shareholders.

         At the expiration of the initial term of the directors, and of each succeeding term, the directors shall be elected to serve until the next annual meeting of shareholders [except in the event classes are implemented as provided below] and until their successors are elected and qualified or until their earlier death, resignation, removal or retirement. Any director elected or appointed to fill a vacancy shall hold office for the remaining term of the position to which he was appointed. No decrease in the number of directors constituting the Corporation's Board of Directors shall shorten the term of any incumbent director. Any vacancy in the Board of Directors, whether arising through death, resignation or removal of a director, or through an increase in the number of directors , shall be filled by the majority vote of the remaining directors.

         A director of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at an election of directors, subject to further restrictions on removal, not inconsistent with this Article FIFTH, as may be contained in the Bylaws.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto.

         At any time the number of directors is composed of nine or more members, the Board of Directors may, upon majority vote, create classes of directors, to take effect at the next annual meeting of the shareholders. The directors shall be divided into three classes as nearly equal in number as

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possible,  designated  Class I, Class II and Class III. The initial term for the directors in Class I shall expire at the annual meeting of the shareholders following the first election by classes; the initial term of the directors in Class II shall expire at the second annual meeting of the shareholders following the first election by classes; and the initial term of the directors in Class III shall expire at the third annual meeting of the shareholders following the first election by classes. Thereafter, the term of office for each class shall be three years. Any increase or decrease in the number of directors constituting the Board shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible to one-third the whole number of directors as so adjusted. The Bylaws may contain any provision regarding classification of the Corporation=s directors not inconsistent with the terms hereof.

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

         A. The Board of Directors is authorized to alter, amend or repeal the Bylaws or adopt new Bylaws of the Corporation. The shareholders shall not repeal or change the Bylaws of the Corporation unless such repeal or change is approved by the affirmative vote of the holders of not less than 80% of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for the purposes of this paragraph A as a single class.

         B. Election of directors need not be by written ballot unless the Bylaws so provide.

         C. In addition to the powers herein or by statute expressly conferred upon the Corporation's directors, the Corporation's directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Mississippi, these Articles of Incorporation, and any Bylaws adopted by the shareholders; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

         D. No action shall be taken by the shareholders except at an annual or special meeting with prior notice and a vote. No action shall be taken by the shareholders by written consent.

         SEVENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Mississippi at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         EIGHTH: The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

         (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights.

         (b)  Provisions  relating  to the times at which and the  circumstances
         under  which  the  Rights  may  be   exercised  or  sold  or  otherwise
         transferred, either together with or separately from, any other securities of the Corporation.

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         (c)  Provisions  that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights.

         (d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void.

         (e) Provisions that permit the Corporation to redeem the Rights.

         (f) The appointment of one or more agents to take specified actions on behalf of the Corporation with respect to the Rights.

         NINTH: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article NINTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 79-4-8.33 of the Mississippi Code of 1972, as amended, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the laws of the State of Mississippi are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the laws of the State of Mississippi, as so amended.

         TENTH:  The  provisions  set forth in this  Article  TENTH and Articles
FIFTH, SIXTH, EIGHTH and NINTH hereof may not be amended, altered, changed, repealed or rescinded in any respect unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the total voting power of all shares of stock of the Corporation entitled to vote in the election of directors, considered for purposes of this Article TENTH as a single class. The voting requirements contained in this Article TENTH and in Article SIXTH hereof shall be in addition to voting requirements imposed by law, other provisions of these Articles of Incorporation or any designation of preferences in favor of certain classes or series of shares of capital stock of the Corporation.

         ELEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Mississippi may, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

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         TWELFTH:  The Corporation is to have perpetual existence.

         THIRTEENTH: The initial directors of the Corporation are J.L. Holloway, John G. Corlew and Howell W. Todd.












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         IN WITNESS WHEREOF,  these Articles of Incorporation have been executed by the incorporator of the Corporation on the 22nd day of September, 1998.

                                            INCORPORATOR

                                            /s/ John G. Corlew
                                            ----------------------------
                                            JOHN G. CORLEW
                                            400 East Capitol, Suite 300
                                            Jackson, MS 39201











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